Exhibit 10.3

AMENDMENT TO THE
AMENDED AND RESTATED CHANGE OF CONTROL
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (this "Amendment") is made and entered into as of April 1, 2016, by and between Johnson Controls, Inc., a Wisconsin corporation (the "Company"), and Alex Molinaroli (the "Executive").
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of January 24, 2016 (the "Merger Agreement"), by and among the Company, Tyco International plc, an Irish public limited company ("Parent"), and Jagara Merger Sub, LLC, a Wisconsin limited liability company and an indirect, wholly owned subsidiary of Parent;
WHEREAS, following the consummation of the transactions contemplated by the Merger Agreement (the "Closing"), the Executive shall continue in employment with the combined company;
WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Change of Control Executive Employment Agreement, dated as of January 24, 2016 (the "COC Agreement"), that provides for his employment with combined company following the Closing;
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interest of the Company’s shareholders to modify the form of certain awards for which the Executive is eligible under the COC Agreement; and
WHEREAS, the Company and the Executive now desire to amend the COC Agreement to reflect such modification.
NOW, THEREFORE, pursuant to Section 11 of the COC Agreement, the COC Agreement is hereby amended as follows:

1.	The reference to "$10 million" in Section 3(b)(ix) is hereby amended to refer to "$20 million."

2.	Section 3(b)(x) is deleted in its entirety.

3.	The references to "Inaugural Awards" in Sections 5(b) and 5(c) are hereby amended to refer to "Inaugural Equity Grant."

4.
Except as expressly amended by this Amendment, all terms and conditions of the COC Agreement shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
JOHNSON CONTROLS, INC.

By: /s/ Brian Cadwallader
     Brian Cadwallader
     Vice President, Secretary and General Counsel

/s/ Alex Molinaroli
Alex Molinaroli